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                                  EXHIBIT 21.1

               Subsidiaries of Pegasus Communications Corporation

         Subsidiary                                 Jurisdiction
         ----------                                 ------------
Bride Communications, Inc.                          Delaware

B.T. Satellite, Inc.                                Maine

HMW, Inc.                                           Maine

Lafayette County Satellite TV, Inc.                 Wisconsin

MCT Cablevision, Limited Partnership                Delaware

MCT Cablevision, Ltd.                               Pennsylvania

Northern Electric Service Corporation               Minnesota

PCT SG, Inc.                                        Puerto Rico

Peach State Satellite Television, Inc.              Delaware

Pegasus Anasco Holdings, Inc.                       Delaware

Pegasus Broadcast Associates, L.P.                  Pennsylvania

Pegasus Broadcast Television, Inc.                  Pennsylvania

Pegasus Cable Television, Inc.                      Massachusetts

Pegasus Cable Television of Anasco, Inc.            Puerto Rico

Pegasus Cable Television of Connecticut, Inc.       Connecticut

Pegasus Cable Television of San German, Inc.        Delaware

Pegasus Communications Management Company           Pennsylvania

Pegasus Development Corp.                           Delaware

Pegasus Media & Communications, Inc.                Delaware

Pegasus Multistate Satellite Television, Inc.       Delaware

Pegasus Satellite Development Corporation           Delaware

Pegasus Satellite Holdings, Inc.                    Delaware

Pegasus Satellite Television, Inc.                  Delaware




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Pegasus Satellite Television of Arkansas, Inc.       Delaware

Pegasus Satellite Television of Florida, Inc.        Delaware

Pegasus Satellite Television of Georgia, Inc.        Delaware

Pegasus Satellite Television of Indiana, Inc.        Delaware

Pegasus Satellite Television of Michigan, Inc.       Delaware

Pegasus Satellite Television of Minnesota, Inc.      Delaware

Pegasus Satellite Television of Mississippi, Inc.    Delaware

Pegasus Satellite Television of Ohio, Inc.           Delaware

Pegasus Satellite Television of Texas, Inc.          Delaware

Pegasus Satellite Television of Virginia, Inc.       Delaware

Pegasus Towers, Inc.                                 Delaware

Portland Broadcasting, Inc.                          Maine

PP Broadcasting, Inc.                                Delaware

PST Holdings, Inc.                                   Delaware

Telecast of Florida, Inc.                            Florida

WDBD License Corp.                                   Delaware

WDSI License Corp.                                   Delaware

WILF Inc.                                            Delaware

WOLF License Corp.                                   Delaware

WTLH, Inc.                                           Delaware

WTLH License Corp.                                   Delaware